                                                                   EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
First Physician Care, Inc.

We consent to the references to our firm under the captions "Selected Consolidated Financial Data - FPC" and "Experts" and to the use of our report dated April 18, 1997, with respect to the consolidated financial statements of First Physician Care, Inc. included in Amendment No. 1 to the Prospectus-Proxy Statement and Registration Statement on Form S-4 (No. 333-45209) of PhyCor, Inc.


                                                 ERNST & YOUNG, LLP





Atlanta, Georgia
March 16, 1998